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                                                                 EXHIBIT 10.28.1

                          AMENDMENT TO FIRST AMENDED
                                      AND
                       RESTATED STOCK PURCHASE AGREEMENT

          THIS AMENDMENT TO FIRST AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of December 19, 1997 by and among Virtual Mortgage Network, Inc., a Nevada corporation ("Buyer"), Sutter Mortgage Corporation, a California corporation (the "Company"), and Arthur H. Sutter, an individual and the sole stockholder of the Company ("Stockholder"), and is made with reference to that certain First Amended and Restated Stock Purchase Agreement (the "Agreement") dated as of June 6, 1997, by and among Buyer, the Company and Stockholder. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement.

                             BACKGROUND INFORMATION

          WHEREAS, the parties desire to amend the Agreement to change the amount and form of consideration, among other things:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1.  AMENDMENTS TO THE AGREEMENT

          A. Section 1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "1.2  Purchase Price.  The aggregate consideration to be paid by Buyer
                --------------
     to Stockholder pursuant to this Agreement (the "Total Purchase Price") shall be $2,484,000, payable as follows:

                (i) An aggregate cash payment of $950,000 shall be payable at the Closing less (a) the $50,000 deposit referred to in Section 1.3 of the Agreement and (b) $500,000 in forgiveness of the Secured Promissory Note, dated September 30, 1997 entered into by Stockholder and payable to Buyer; and

                (ii) An aggregate cash payment of $1.534 million shall be due and payable at the closing of the Offering. The obligation to pay such amount shall be evidenced by a promissory note of Buyer payable to Stockholder, dated the date hereof."

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          B.    Section 1.3(b) of the Agreement is hereby deleted in its
entirety.

          C. Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "3.1  Closing.  The Closing of the purchase and sale of the Shares and
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     the consummation of the other transactions contemplated by this Agreement shall occur on the later of (i) the closing of the Offering or (ii) the date all conditions precedent to the Closing shall be fulfilled or waived, in either case, at 10:00 a.m., California time, at the offices of O'Melveny & Myers LLP in Newport Beach, California, or at such other hour or place or on such other date as shall be agreed upon among Stockholder, the Company and Buyer the actual date being herein generally referred to as the "Closing Date." If the Closing fails to occur by October 31, 1997, or by such later date to which the Closing may be extended as provided above, Buyer shall have until December 31, 1997 to close the Acquisition and if the Closing has not occurred by the end of such time, this Agreement shall automatically terminate, and except as expressly provided herein, neither Stockholder, the Company nor Buyer shall have any further obligations hereunder."

          D. Section 3.2(vi) of the Agreement is hereby deleted in its entirety.

          E.    Section 7.4 of the Agreement is hereby deleted in its entirety.

          F. Section 8.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "8.6  New Transactions.  Before the Closing Date, the Company will
                ----------------
     not: (i) enter into any contract, commitment, or transaction not in the usual and ordinary course of its business; (ii) enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding Ten Thousand Dollars ($10,000) individually, or Twenty-Five Thousand Dollars ($25,000) in the aggregate, except that the Company may borrow up to $100,000 from Stockholder for deposit with PaineWebber -Warehouse Line, pursuant to that certain Promissory Note, dated December __, 1997, made by the Company in favor of Stockholder (the "PaineWebber Note"); (iii) make any capital expenditures in excess of Two Thousand Dollars ($2,000) for any single item or Five Thousand Dollars ($5,000) in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of Ten Thousand Dollars ($10,000); (iv) sell or dispose of any capital assets; or (v) agree to do any of the above listed

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     acts."

          G.    Section 8.13 of the Agreement is hereby added as follows:

          "8.13 Guaranties. Stockholder shall maintain each personal guaranty of
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     any credit facility of the Company that is in effect on the Closing Date until the earlier of (a) the mutual agreement between the Stockholder and the lender under such credit facility to terminate the personal guaranty while maintaining the availability of the credit facility to the Company for at least the borrowing limit in effect on the Closing Date for the period of time specified in each such credit facility or such other period of time mutually agreed on after the Closing Date by the Company and the applicable lender and (b) March 31, 1998."

          H. Section 9.4, 9.5 and 9.6 of the Agreement are hereby added as follows:

          "9.4  Status of Resolution of Claims.  Buyer agrees to inform
                ------------------------------
     Stockholder quarterly of the status of the claims with respect to all loan repurchase obligations, notifications and settlements of Stockholder listed on Schedule 9.4 hereto. Schedule 9.4 shall also set forth the loan loss provisions as of the Closing Date with respect to such claims (the "Loan Loss Provision").

          9.5   Payment of Claims.  Upon the ultimate settlement or resolution
                -----------------
     of all loan repurchase claims listed on Schedule 9.4 hereto, if the amount recorded as a loss upon resolution of all such claims (net of any insurance proceeds or other recoveries in respect of such claims less Buyer's cost to effect such recoveries) in the aggregate, is less than the aggregate of the Loan Loss Provision, Buyer agrees to split equally with Stockholder the amount of such deficit.

          9.6   New Borrowings under Guarantied Credit Facilities.  Buyer agrees
                -------------------------------------------------
     that following the Closing Date, it will not permit the Company to make any new borrowings under any credit facility as to which a personal guaranty of Stockholder is still in effect, unless the proceeds of such new borrowing are used solely to fund origination of mortgage loans for which a commitment to purchase from an investor, pursuant to delegated underwriting guidelines, is in place and such mortgage loans conform to such guidelines."

          H. Section 10.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "10.5 Indebtedness.  The Company shall not incur any
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     Indebtedness other than current liabilities incurred in the usual and ordinary course of business and liabilities incurred in connection with the PaineWebber Note. The Company shall refrain from paying any obligation or liability, absolute or contingent, except current liabilities shown on the Balance Sheet or current liabilities incurred since the Balance Sheet Date in the usual and ordinary course of business."

          I. Section 11.1(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(h)  Noncompetition Agreements.  Stockholder shall have executed and
                -------------------------
     delivered to Buyer a Noncompetition Agreement in a form reasonably acceptable to Buyer and its legal counsel (the "Sutter Noncompetition Agreement")."

          J. Sections 12.1, 12.2 and 12.3 of the Agreement are hereby deleted in their entirety.

          K.    Section 12.5 to the Agreement shall be added as follows:

          "12.5 PaineWebber Note.  On the Closing Date, Stockholder shall lend
                ----------------
     the Company $100,000 for deposit with PaineWebber - Warehouse Line, which shall be evidenced by the PaineWebber Note, pursuant to the terms thereto."

          L. Section 14.1 of the Agreement is hereby amended by deleting clause (iii)(b) and relettering clause (iii)(c) as clause (iii)(b).

          M. Section 14.2 of the Agreement is hereby amended and restated in its entirety as follows:

          "(a)  Indemnification of Buyer.  Stockholder and, in the event the
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     Acquisition is not consummated and only to the extent applicable, the
     Company, jointly and severally covenant and agree to indemnify and save and hold Buyer, its officers, directors, employees, agents and representatives, each person who controls Buyer within the meaning of the Securities Act, and the Company (in the event the Acquisition is consummated and only to the extent applicable) harmless from and against any loss, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding) arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Stockholder or the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of Stockholder or the Company to

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     perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; (iii) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company of its business or operations on or before the Closing Date, including, but not limited to, those arising out of or relating to (A) the employment relationship existing before Closing between the Company and its affiliates and any and all current or former employees of either, or (B) the compliance with all Agency and other standards and regulations and contractual commitments applicable to mortgage loans originated before Closing by the Company; (iv) any failure to have obtained all Permits, consents, waivers, approvals, licenses and authorizations required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (v) the Company maintaining after the Closing its existing escrow practices through the date it completes its first post-closing annual escrow analysis; (vi) the Company maintaining its existing practices relating to adjusting mortgage interest rates through the anniversary date of the Closing; and
     (vii) any tax liabilities incurred by the Company and/or Buyer as a result of the divestiture by the Company of the Divested Business provided,
                                                                --------
     however, that Stockholder shall have no obligation to indemnify Buyer
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     pursuant to any of the foregoing to the extent the Buyer is obligated to indemnify Stockholder with respect to such matter pursuant to Section 14.2(b). Stockholder agrees to reimburse Buyer, the Company, or other indemnified party, as the case may be, promptly upon demand for any unreimbursed payment made or loss suffered by Buyer, the Company, or other indemnified party, as the case may be, at any time after the Closing Date in respect of any damage, loss, cost, expense, deficiency, liability, judgment, claim, action or demand to which the foregoing indemnity relates, provided, however, any such unreimbursed payment or loss suffered that does not exceed $5,000 shall not be reimbursed until the aggregate amount of such unreimbursed payments or losses exceeds $5,000."

          (b) Indemnification of Stockholder.  Buyer covenants and agrees to
              ------------------------------
     indemnify and save and hold Stockholder harmless from and against any loss, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and other costs and expenses incident to (i) any actual or threatened claim, suit, action or proceeding) arising out of or resulting from any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; and (iii) any loan repurchase obligations, notifications and settlements,

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     whether arising prior to or after the Closing, including without limitation, those referenced on Schedule 9.4 to the Agreement. Buyer agrees to reimburse Stockholder promptly upon demand for any payment made or loss suffered by Stockholder at any time after the Closing Date in respect of any damage, loss, cost, expense, deficiency, liability, judgment, claim, action or demand to which the foregoing indemnity relates.

          (c) Term; Aggregate Dollar Limitation; Indemnification Procedure.  The
              ------------------------------------------------------------
     indemnification provided for in this Section 14.2 shall be effective for a period of one year following the Closing Date, subject to the exceptions contained in clauses (i) through (iii) of Section 14.1 of this Agreement and clause (vii) of Section 14.2(a) of this Agreement.  The aggregate dollar amount of all payments the Stockholder shall be obligated to make pursuant to this Section 14.2 and Section 14.1 shall not exceed $1,000,000. Whenever a claim shall arise for indemnification under this Section 14.2, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party shall have the right, at its option and at its own expense, to be represented by counsel of its choice who must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any claim or proceeding which relates to any loss, liability, damage or deficiency resulting from a third party claim indemnified against hereunder; provided,
                                                                       --------
     however, that no settlement shall be made without the prior written consent
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     of the Indemnified Party, which consent shall not be unreasonably withheld;
     and provided further, however, that the Indemnified Party may, at its own
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     expense, participate in any such proceeding with the counsel of its choice.
     As long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving notice of the same to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 14.2."

          N.    Section 14.3 of the Agreement shall be deleted

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in its entirety.

          Section 2.  MISCELLANEOUS

          A.    Reference to and Effect on the Agreement and the Other
Documents.

          (i) On and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Agreement, and each reference to the "Agreement," "thereunder," "thereof" or words of like import referring to the Agreement in the other documents delivered and executed pursuant to the Agreement, shall mean and be a reference to the Agreement as amended by this Amendment.

          (ii) Except as specifically amended by this Amendment, the Agreement and any ancillary agreements executed pursuant to the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) Upon the Closing, Buyer hereby forgives Stockholder's promise to pay to Buyer $500,000 evidenced by that certain Secured Promissory Note, dated September 30, 1997.

          (iv) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Buyer, Stockholder or the Company under, the Agreement or any of the other ancillary agreements executed pursuant to the Agreement.

          B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          C. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CONFLICTS OR CHOICE OF LAWS, OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE OR TO BE PERFORMED WHOLLY IN CALIFORNIA. THE SOLE FORUM FOR RESOLVING DISPUTES ARISING UNDER OR RELATING TO THIS AMENDMENT SHALL BE THE MUNICIPAL AND SUPERIOR COURTS FOR THE COUNTY OF ORANGE, CALIFORNIA, OR THE FEDERAL DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND ALL RELATED APPELLATE COURTS, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE THAT VENUE SHALL BE IN ORANGE COUNTY, CALIFORNIA.

          D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different

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parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Amendment, or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                         "BUYER"

                                         VIRTUAL MORTGAGE NETWORK, INC.


                                         By: /s/ John D. Murray
                                            _________________________________

                                         Name:  John D. Murray
                                              _________________________________

                                         Title: President and
                                               _______________________________

                                               Chief Financial Officer
                                               _______________________________

                                         "STOCKHOLDER"

                                         ARTHUR H. SUTTER

                                         /s/ Arthur H. Sutter
                                         _______________________________________
                                         Arthur H. Sutter


                                         "COMPANY"

                                         SUTTER MORTGAGE CORPORATION


                                         By: /s/ Arthur H. Sutter
                                            _________________________________

                                         Name: Arthur H. Sutter
                                              _________________________________

                                         Title:  Chairman
                                               _______________________________

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